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                                                                   EXHIBIT 10.14

                         "CHANGE IN CONTROL" AGREEMENT


     THIS AGREEMENT is made between Arthur J. Gallagher & Co., a Delaware corporation (the "Company"), and ________________________ (the "Executive"), dated this 7th day of October, 1998.

                                WITNESSETH THAT:

     WHEREAS, the Company wishes to attract and retain well-qualified executive personnel and to assure both itself and the Executive of continuity of management in the event of any actual or threatened change in control of the Company;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

1.   Change in Control.   A "change in control of the Company" shall be deemed
     to have occurred if: (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board or nomination for election by the Company's Stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof; or (c) the Stockholders of the Company shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

2.   Termination.   "Termination" shall mean either (a) termination by the
     Company of the employment of the Executive with the Company for any reason other than death, physical or mental incapacity, or cause (as defined below) within 24 months following a Change in Control of the Company, or
     (b) resignation of the Executive within 24 months following a Change in Control of the Company upon the occurrence of any of the following events:

     (i) a material change in the nature or scope of the Executive's authorities, powers, functions, or duties;

     (ii)   a reduction in Executive's total compensation;

     (iii) any relocation of Executive's principal place of employment more than 35 miles from Executive's location immediately prior to the change in control;

     (iv)   the breach by the Company of any other provision of this Agreement;
            or

     (v) a good faith determination by the Executive that, as a result of a change in control of the Company Executive's position is materially affected so that Executive is unable to exercise the authorities, powers, functions or duties attached to Executive's position.
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     "Cause" means gross misconduct or willful and material breach of this
     Agreement by the Executive. No act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

3.   Severance and Benefit Payments.

     a. In the event of termination of the Executive as defined in Section 2 hereof, the Company shall pay the Executive a lump-sum severance allowance equal to salary and bonus payments for a 24 calendar month period calculated on the basis of a salary rate which shall not be less than Executive's annual salary immediately prior to termination, or if greater, not less than Executive's annual salary immediately prior to the change in control of the Company and an annual bonus amount which shall not be less than the Executive's annual bonus immediately prior to termination, or if greater, not less than Executive's bonus immediately prior to the change of control of the Company. The lump-sum severance allowance shall not be adjusted on a present value basis.

     b.   The amount of the severance allowance payment described in this
          Section 3 shall be determined and such payment shall be made as soon as it is reasonably practicable but in no event later than 7 days after the date of such termination.

     c.   The severance allowance payment to be provided pursuant to this
          Section 3 shall be in addition to, and shall not be reduced by, any other amounts or benefits provided by separate agreement with the Executive, or plan or arrangement of the Company or its subsidiaries, unless specifically stipulated in an agreement which constitutes an amendment to this Agreement.

     d. In the event of termination of Executive as defined in Section 2 hereof, with respect to each welfare benefit plan, including, without limitation, medical, dental, life and disability insurance plans, for the period beginning on Executive's termination and ending on the earlier of (i) two years following Executive's termination, or (ii) the date Executive becomes covered by a welfare benefit plan or program maintained by an entity other than the Company which provides coverage or benefits at least equal, in all respects, to such welfare benefit plan, Executive shall continue to participate in such welfare benefit plan on the same basis and at the same cost to Executive as was the case immediately prior to the Change in Control (or, if more favorable to Executive, as was the case at any time thereafter), or, if any benefit or coverage cannot be provided under a welfare benefit plan because of applicable law or contractual provisions, the Company shall provide Executive with substantially similar benefits and coverage for such period. Immediately following the expiration of the continuation period required by the preceding sentence, Executive shall be entitled to continued group health benefit plan coverage (so-called "COBRA coverage") in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended, (the "Code"), it being intended that COBRA coverage shall be consecutive to the benefits and coverage provided for in the preceding sentence. Executive's eligibility for, and premium contribution level, under each welfare benefit plan and any similar or successor plans or programs maintained or contributed to by the Company, shall be determined by adding two years to Executive's age and years of service at Executive's termination.
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     (e)  In the event of the termination of Executive as defined in Section 2 hereof, the Company shall pay to Executive any unpaid salary or other compensation of any kind earned with respect to any period prior to Executive's termination (including a proportionate share of any bonus for a part of a year in which termination as defined in Section 2 hereof occurs) and a lump sum cash payment for accumulated but unused vacation earned through Executive's termination.

4.   Make-Whole Payments.

     a. Anything in this Agreement to the contrary notwithstanding, in the event that any payment or distribution by or on behalf of the Company to or for the benefit of Executive (whether paid or payable or distributed to distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (the "Payments") is determined to be an "excess parachute payment" pursuant to Section 280G of the Code or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code, or any interest or penalties are incurred by Executive with respect to such Payments (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes imposed upon the Gross-Up Payment, including, without limitation, federal, state, local or other income taxes, FICA taxes, and additional Excise Tax (and any interest and penalties imposed with respect to such taxes), Executive retains a portion of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     b. Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that serves as the Company's auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the company and Executive within 15 business days of the receipt of notice from the Company or Executive that there have been Payments, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall designate another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to Executive within five days after the receipt by the Company and Executive of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive, except as provided in paragraph (c) below.

     c. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that
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          the Internal Revenue Service or another agency will claim that a greater Excise Tax is due, and thus a greater amount of Gross-Up Payment should have been made by the Company than that determined pursuant to paragraph (b) above (an "Underpayment"). In the event that Executive is required to make a payment of any such Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, if any, and such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. Executive shall notify the Company in writing of any claim by the Internal Revenue Service or other agency that, if successful, would require the payment by the company of the Gross-Up Payment or an Underpayment.

5. Mitigation and Set Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of Executive's employment with the Company, or any amounts which might have been earned by the Executive in other employment had Executive sought such other employment.

6. Other Agreements. The Company and Executive are parties to an Executive Agreement which both parties hereby reconfirm and acknowledge. Such Executive Agreement is not in any way modified, superseded or amended by the execution and delivery of this Agreement.

7. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, except with respect to
     Section 4, shall be settled by arbitration in the City of Chicago in accordance with the laws of the State of Illinois by three arbitrators appointed by the parties. If the parties cannot agree on the appointment, one arbitrator shall be appointed by the Company and one by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 7. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with enforcement of Executive's rights under this Agreement, Executive shall be entitled to recover from the Company Executive's reasonable attorneys' fees and costs and expenses in connection with enforcement of Executive's rights (including the enforcement of any arbitration award in court). Payment shall be made to the Executive by the Company at the time these attorneys' fees and costs and expenses are incurred by the Executive. If, however, the arbitrators should later determine that under the circumstances the Executive could have had no reasonable expectation of prevailing on the merits at the time Executive initiated the arbitration based on the information then available to Executive, Executive shall repay any such payments to the Company in accordance with the order of the arbitrators. Any award of the arbitrators shall include interest at a rate or rates considered just under the circumstances by the arbitrators.

8. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the
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     Executive at the last address Executive has filed in writing with the
     Company or, in the case of the Company, at its principal executive offices.

9. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this paragraph shall limit the Executive's rights or powers which Executive's executor or administrator would otherwise have.

10. Governing Law. The Agreement shall be construed and enforced according to the Employee Retirement Income Security Act of 1974 ("ERISA"), and the laws of the State of Illinois, other than its laws respecting choice of law, to the extent not pre-empted by ERISA.

11. Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

12. Term. This Agreement shall terminate when the Executive has left the employ of the Company for any reason prior to a Change in Control of the Company.

13. Successors to the Company. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

14. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     IN WITNESS WHEREOF, the Executive has hereunto set Executive's hand and, pursuant to proper authorization, the Company has caused these presents to be executed in its name on its behalf by an appropriate corporate officer, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, all as of the day and year first above written.

THE EXECUTIVE                       ARTHUR J. GALLAGHER & CO.


_____________________________       _________________________________


                                    Attest:

SEAL
                                    _________________________________